UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2025 (February 27, 2025)

M-tron Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 27, 2025, the Board of Directors of M-tron Industries, Inc. ("Mtron" or the "Company") declared a dividend of warrants (the "Warrants") to purchase shares of its common stock, par value $0.01 per share (the "Common Stock") to its existing shareholders of record of the Common Stock as of the close of business on March 10, 2025 (the "Record Date").

Each holder of the Common Stock as of the Record Date will receive one (1) warrant for each share of Common Stock owned. Five (5) warrants will entitle their holder to purchase one (1) share of Common Stock at an exercise price of $47.50 per share. The Warrants will be "European style" warrants and will be exercisable on the earlier of (i) their expiration date, which will be the third anniversary of their issuance, and (ii) such date that the 30-day volume weighted average price ("VWAP") per share of the Common Stock is greater than or equal to $52.00 per share (the "Trigger"). At such time the Trigger is activated, the exercise period of the Warrants will then adjust to expire 30 calendar days after the Trigger. The Warrants are expected to be issued on or around March 11, 2025, and the Company intends to apply the Warrants for listing the NYSE American on or around such date, subject to NYSE American approval.

On February 28, 2025, the Company issued a press release to announce the Warrant dividend, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Warrant dividend is only a summary and is qualified in its entirety by reference to the press release.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants and the shares of Common Stock issuable upon exercise thereof will be filed with the Securities and Exchange Commission (the "SEC") and will be available on the SEC’s website located at http://www.sec.gov. Holders of Common Stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This communication contains a general summary of the Warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the Warrants.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this communication which are not historical facts are forward-looking statements, including statements of expectations of or assumptions about the Company’s financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that the Company believes are appropriate under the circumstances. All forward-looking statements involve a number of known and unknown risks and uncertainties which could affect the Company’s actual results and performance and could cause its actual results and performance to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Additionally, there can be no guarantee that any stockholder of the Company will exercise the Warrants held by such stockholder, and as a result there can be no guarantee that the Company will derive the benefits of the transaction described in this communication. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this communication speak as of the date of this communication. The forward-looking statements contained in this communication reflect management’s estimates and beliefs as of the date of this communication. The Company does not undertake to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release of M-tron Industries, Inc. dated February 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-TRON INDUSTRIES, INC.
(Registrant)

Date: February 28, 2025	By:	/s/ Cameron Pforr
		Name:	Cameron Pforr
		Title:	Interim Chief Executive Officer and Chief Financial Officer